Exhibit 99.1

NETSCOUT Reports First Quarter Fiscal Year 2021 Financial Results

Company delivers strong EPS growth to start fiscal year 2021

WESTFORD, Mass.--(BUSINESS WIRE)--July 30, 2020--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its first quarter fiscal year 2021 ended June 30, 2020.

“We delivered strong earnings per share growth on a relatively consistent level of revenue in the first quarter of fiscal year 2021, compared with the same period last year,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “Our enterprise business was strong given our ability to provide service assurance, with real-time, pervasive visibility and insight, and security solutions that mitigate disruption for our customers regardless of their underlying infrastructure. NETSCOUT’s trust factor is attracting enterprises to our solutions to help solve heightened pandemic challenges, such as remote work, telemedicine, digital transformation, and an expanding cyber threat landscape. We are pleased with our execution to date, and with our ability to serve our customers and deliver solid results in this challenging global economic environment.”

Commenting on the Company’s plans and outlook for fiscal year 2021, Singhal said, “We remain cautiously optimistic about fiscal year 2021 as we experience expanded enterprise customer interest, while navigating timing and budget challenges in the service provider vertical. With our strong financial profile and experienced team, NETSCOUT remains well-positioned to weather this global pandemic and challenging economic environment.”

Q1 FY21 Financial Results

Total revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2021 was $183.8 million, compared with $186.0 million (GAAP) and $186.1 million (non-GAAP) in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2021 was $71.7 million, which was approximately 39% of total revenue. This compares with first-quarter fiscal year 2020 product revenue (GAAP and non-GAAP) of $75.7 million, which was approximately 41% of total revenue.

Service revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2021 was $112.1 million, or approximately 61% of total revenue versus service revenue (GAAP) of $110.3 million, or approximately 59% of total revenue, for the same period one year ago. On a non-GAAP basis, service revenue for the first fiscal quarter of fiscal year 2020 was $110.4 million, also approximately 59% of total non-GAAP revenue.

NETSCOUT’s loss from operations (GAAP) was $14.5 million in the first quarter of fiscal year 2021, compared with a loss from operations (GAAP) of $24.4 million in the comparable quarter one year ago. First-quarter fiscal year 2021 non-GAAP EBITDA from operations was $26.6 million, or 14.5% of non-GAAP quarterly revenue, which compares with $18.9 million, or 10.2% of non-GAAP quarterly revenue in the first quarter of fiscal year 2020. The Company’s first-quarter fiscal year 2021 (GAAP) operating margin was -7.9% versus -13.1% in the prior fiscal year’s first quarter. First-quarter fiscal year 2021 non-GAAP income from operations was $20.6 million with a non-GAAP operating margin of 11.2%. This compares with first-quarter fiscal year 2020 non-GAAP income from operations of $12.1 million and a non-GAAP operating margin of 6.5%.

Net loss (GAAP) for the first quarter of fiscal year 2021 was $17.4 million, or $0.24 per share (diluted) versus net loss (GAAP) of $29.3 million, or $0.38 per share, for the first quarter of fiscal year 2020. On a non-GAAP basis, net income for the first quarter of fiscal year 2021 was $12.2 million, or $0.17 per share (diluted), which compares with $5.6 million, or $0.07 per share (diluted), for the first quarter of fiscal year 2020.

As of June 30, 2020, cash and cash equivalents, and short and long-term marketable securities were $426.5 million, compared with $389.1 million as of March 31, 2020 and $443.2 million as of June 30, 2019. During the first quarter of fiscal year 2021, NETSCOUT did not repurchase any shares of its common stock through its share repurchase program and as of June 30, 2020 had $450.0 million outstanding on its $1.0 billion revolving credit facility.

Guidance:

Given the continuing COVID-19 situation, it is not possible, with reasonable accuracy, to estimate the impact of the pandemic on future financial performance. Therefore, the Company will defer providing fiscal year 2021 guidance until there is greater visibility on the duration, magnitude, and effects of the COVID-19 global pandemic.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its first-quarter fiscal year 2021 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ121. A replay of the call will be available after 12:00 p.m. ET on July 30, 2020 for approximately one week. The number for the replay is (800) 753-6120 for U.S./Canada and (402) 220-0684 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share (diluted) and non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP gross profit includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes business development and integration expense, compensation for post-combination services, legal expenses related to a civil judgment, restructuring charges, and costs related to new accounting standard implementation, and adds back transitional service agreement income. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, net of related income tax effects while removing transitional service agreement income and changes in contingent consideration. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, statements regarding customer trends and with our strong financial profile and experienced team, NETSCOUT remains well-positioned to weather this global pandemic and challenging economic environment, constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions, and other factors. Such factors include COVID-19 related impacts, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 which is on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2020 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2020	2019
Revenue:
Product	$71,693	$75,719
Service	112,122	110,305
Total revenue	183,815	186,024

Cost of revenue:
Product	21,152	26,935
Service	31,828	27,808
Total cost of revenue	52,980	54,743

Gross profit	130,835	131,281

Operating expenses:
Research and development	45,381	43,727
Sales and marketing	59,434	73,525
General and administrative	25,153	22,211
Amortization of acquired intangible assets	15,261	16,143
Restructuring charges	93	123

Total operating expenses	145,322	155,729

Loss from operations	(14,487)	(24,448)
Interest and other expense, net	(4,780)	(4,399)

Loss before income tax expense (benefit)	(19,267)	(28,847)
Income tax expense (benefit)	(1,847)	496
Net loss	$(17,420)	$(29,343)

Basic net loss per share	$(0.24)	$(0.38)
Diluted net loss per share	$(0.24)	$(0.38)
Weighted average common shares outstanding used in computing:
Net loss per share - basic	72,303	77,302
Net loss per share - diluted	72,303	77,302

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	March 31,
	2020	2020
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$426,508	$386,458
Accounts receivable and unbilled costs, net	138,793	213,514
Inventories	27,300	22,227
Prepaid expenses and other current assets	38,174	37,544

Total current assets	630,775	659,743

Fixed assets, net	55,228	57,715
Goodwill and intangible assets, net	2,291,126	2,307,859
Long-term marketable securities	-	2,613
Operating lease right-of-use assets	68,025	68,583
Other assets	22,373	23,990

Total assets	$3,067,527	$3,120,503

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$17,288	$20,004
Accrued compensation	53,688	75,632
Accrued other	26,108	22,743
Current portion of operating lease liabilities	11,026	10,337
Deferred revenue and customer deposits	249,382	270,281

Total current liabilities	357,492	398,997

Other long-term liabilities	14,449	10,039
Deferred tax liability	111,194	114,394
Accrued long-term retirement benefits	35,120	34,256
Long-term deferred revenue	100,100	104,240
Operating lease liabilities, net of current portion	69,355	70,658
Long-term debt	450,000	450,000

Total liabilities	1,137,710	1,182,584

Stockholders' equity:
Common stock	122	122
Additional paid-in capital	2,903,055	2,891,553
Accumulated other comprehensive loss	(2,241)	(3,160)
Treasury stock, at cost	(1,309,038)	(1,305,935)
Retained earnings	337,919	355,339

Total stockholders' equity	1,929,817	1,937,919

Total liabilities and stockholders' equity	$3,067,527	$3,120,503

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2020	2019	2020

Revenue (GAAP)	$183,815	$186,024	$229,351
Service deferred revenue fair value adjustment	2	48	48
Non-GAAP Revenue	$183,817	$186,072	$229,399

Gross Profit (GAAP)	$130,835	$131,281	$166,619
Service deferred revenue fair value adjustment	2	48	48
Share-based compensation expense (1)	1,595	1,734	1,416
Amortization of acquired intangible assets (2)	4,735	6,230	6,297
Acquisition related depreciation expense (6)	6	13	5
Non-GAAP Gross Profit	$137,173	$139,306	$174,385

Income (loss) from Operations (GAAP)	$(14,487)	$(24,448)	$12,562
Service deferred revenue fair value adjustment	2	48	48
Share-based compensation expense (1)	12,096	12,743	10,900
Amortization of acquired intangible assets (2)	19,996	22,373	22,407
Business development and integration expense (3)	16	(21)	335
New standard implementation expense (4)	-	9	(5)
Compensation for post-combination services (5)	64	193	125
Restructuring charges	93	123	2,208
Acquisition related depreciation expense (6)	61	121	61
Transitional service agreement income (7)	-	909	53
Legal judgments expense (8)	2,804	-	-
Non-GAAP Income from Operations	$20,645	$12,050	$48,694

Net Income (loss) (GAAP)	$(17,420)	$(29,343)	$7,336
Service deferred revenue fair value adjustment	2	48	48
Share-based compensation expense (1)	12,096	12,743	10,900
Amortization of acquired intangible assets (2)	19,996	22,373	22,407
Business development and integration expense (3)	16	(21)	335
New standard implementation expense (4)	-	9	(5)
Compensation for post-combination services (5)	64	193	125
Restructuring charges	93	123	2,208
Acquisition related depreciation expense (6)	61	121	61
Change in contingent consideration	-	523	245
Legal judgments expense (8)	2,804	-	-
Income tax adjustments (9)	(5,496)	(1,175)	(6,239)
Non-GAAP Net Income	$12,216	$5,594	$37,421

Diluted Net Income (loss) Per Share (GAAP)	$(0.24)	$(0.38)	$0.10
Share impact of non-GAAP adjustments identified above	0.41	0.45	0.40
Non-GAAP Diluted Net Income Per Share	$0.17	$0.07	$0.50

Shares used in computing non-GAAP diluted net income per share	73,454	78,487	74,134

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended
		June 30,		March 31,
		2020	2019	2020

(1)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$245	$267	$226
	Cost of service revenue	1,350	1,467	1,190
	Research and development	3,781	3,819	3,435
	Sales and marketing	3,992	4,135	3,752
	General and administrative	2,728	3,055	2,297
	Total share-based compensation expense	$12,096	$12,743	$10,900

(2)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Cost of product revenue	$4,735	$6,230	$6,297
	Operating expenses	15,261	16,143	16,110
	Total amortization expense	$19,996	$22,373	$22,407

(3)	Business development and integration expense included in
	these amounts is as follows:
	Research and development	$-	$43	$-
	General and administrative	16	(64)	335
	Total business development and integration expense	$16	$(21)	$335

(4)	New standard implementation expense included in these
	amounts is as follows:
	General and administrative	$-	$9	$(5)
	Total new standard implementation expense	$-	$9	$(5)

(5)	Compensation for post-combination services included in these
	amounts is as follows:
	Research and development	$63	$193	$125
	Sales and marketing	1	-	-
	Total compensation for post-combination services	$64	$193	$125

(6)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$4	$10	$3
	Cost of service revenue	2	3	2
	Research and development	42	83	42
	Sales and marketing	9	10	9
	General and administrative	4	15	5
	Total acquisition related depreciation expense	$61	$121	$61

(7)	Transitional service agreement income included in these
	amounts is as follows:
	Research and development	$-	$102	$6
	Sales and marketing	-	126	8
	General and administrative	-	681	39
	Other Income (expense), net	-	(909)	(53)
	Total transitional service agreement income	$-	$-	$-

(8)	Legal judgments expense included in these amounts is
	as follows:
	General and administrative	$2,804	$-	$-
	Total legal judgments expense	$2,804	$-	$-

(9)	Total income tax adjustment included in these
	amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(5,496)	$(1,175)	$(6,239)
	Total income tax adjustments	$(5,496)	$(1,175)	$(6,239)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBIDTA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2020	2019	2020

Income (loss) from operations (GAAP)	$(14,487)	$(24,448)	$12,562
Previous adjustments to determine non-GAAP income from operations	35,132	36,498	36,132
Non-GAAP Income from operations	20,645	12,050	48,694

Depreciation excluding acquisition related	5,952	6,841	6,239

Non-GAAP EBITDA from operations	$26,597	$18,891	$54,933

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com